EXHIBIT 16.1

March 25, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by QXO, Inc. under Item 4.01 of its Form 8-K dated March 25, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of QXO, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP
Marcum LLP

Marcum llp / 601 Route 73 North / Suite 400 / Marlton, NJ 08053 / Phone 856.830.1600 / marcumllp.com